AMENDMENT NO. 4 TO POOLING AGREEMENT AND
AMENDMENT NO. 1 TO SERIES 1994-1 SUPPLEMENT

     Amendment, dated as of December 5, 1997 (this "Amendment") to each of:

     (a) the SFC Master Trust Pooling Agreement (as amended and in effect on the date hereof, the "Pooling Agreement"), dated as of November 16, 1994, by and among Specialty Foods Finance Corporation, a Delaware corporation (the "Company"), Specialty Foods Corporation, a Delaware corporation, as master servicer (the "Master Servicer"), and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (in such capacity, the "Trustee"); and

     (b)  the Series 1994-1 Supplement (the "Series 1994-1
Supplement"), dated as of November 16, 1994, to the Pooling
Agreement among the Company, the Master Servicer and the Trustee.


W I T N E S S E T H :

     WHEREAS, the Company has informed the Trustee that it desires to sell those Receivables originated by the Stella
Terminated Sellers (as defined below);

     WHEREAS, such sale would require a purchase of receivables previously sold to the Trust by the Company;

     WHEREAS, the Trustee has agreed to accept the Company's offer to purchase such Receivables; and

     WHEREAS, to effectuate the aforementioned transactions, the parties hereto wish to amend the Pooling Agreement and the Series
1994-1 Supplement in the manner provided for in this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Pooling Agreement as supplemented by the Series 1994-1 Supplement.

     2.   Amendment of the Pooling Agreement.  The Pooling
Agreement is hereby amended as follows:

(a) Article X of the Pooling Agreement is hereby amended by adding the following paragraph after Section 10.24:

"10.24    Termination of Certain Sellers.  In accordance with
Section 2.8(g) hereof, as amended by Amendment No. 1 to the Pooling Agreement, and the procedure set forth in Section 10.1 hereof, the Trustee acknowledges that as of the Stella Termination Date (as defined herein), Stella Foods, Inc. and Stella Foods East, Inc. (together, the "Stella Terminated Sellers") will be terminated as Sellers pursuant to Section 9.14(b) of the Receivables Sale Agreement (as amended by Amendment No. 4 thereto dated as of December 5, 1997) and as Servicers under the Servicing Agreement.

On the Stella Termination Date upon the payment to the Trustee of the Purchase Price (as defined below), the Trustee agrees to sell, assign and convey to the Company (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables originated by the Stella Terminated Sellers, all other Trust Assets related to such Receivables originated by each Stella Terminated Seller, and all proceeds of the foregoing. Upon receipt of the Purchase Price, the Trustee shall deposit such funds in the Collection Account and shall treat them as Collections for all purposes hereunder. At such time, the Trustee shall also (i) notify First Bank Milwaukee, the lockbox bank, of the termination of the Lockbox Account with First Bank Milwaukee - Account No. 18233025666, which account relates to Receivables generated solely by the Stella Termination Sellers, (ii) execute a Master Bill of Sale and Assignment to the Company for the Receivables of each Stella Terminated Seller and
(iii) sign and deliver to the Company for filing the necessary UCC financing statements releasing the liens of the Trustee against the Stella Terminated Sellers and any of their respective properties.

In accordance with Section 2.8(g) hereof, the Company shall be permitted to assign and convey such Receivables, and other Trust Assets and proceeds related to such Receivables to (A) Saputo Acquisition, Inc. and/or (B) any affiliate of Saputo Acquisition, Inc. in exchange for the Purchase Price. For purposes of this section the "Purchase Price" means with respect to each Stella Terminated Seller an amount of immediately available funds equal to the product of (x) the then aggregate outstanding Principal Amount of Receivables of such Seller (which is understood to be net of Charge-Offs) multiplied by (y) the most recent Discounted Percentage with respect to the Receivables of such Stella Terminated Seller as determined in accordance with Schedule 3 of the Receivables Sale Agreement (the "Purchase Price").

(b) Article 1 of the Pooling Agreement is hereby further amended to add the following definition after the definition of "Stella
East's":

"Stella Termination Date" shall mean December 5, 1997.

     3. Amendment to the Series 1994-1 Supplement. The Series 1994-1 Supplement is hereby amended by deleting the reference to "1.5" in the definition of "Ratings Multiple" in Section 1.1 thereof and inserting in lieu thereof the following: "2".

     4. Conditions to Effectiveness. This Amendment shall become effective upon receipt by the Trustee of:

          (a)  The Purchase Price;

          (b) a counterpart hereof, duly executed and delivered by each of the Company, the Master Servicer and the Trustee;

               (c) a consent to this Amendment, in the form of Annex A, from Capital Markets Assurance Corporation ("CapMAC"), as the Enhancement Provider and the Control Party for the Term
Certificates, Series 1994-1;

          (d) a secretary's certificate from each of the Company and the Master Servicer certifying (i) board resolutions authorizing the execution and delivery of this Amendment, (ii) the incumbency of the natural persons authorized to execute and deliver this Amendment, (iii) the charter and bylaws of the Company or the Master Servicer, as the case may be, being correct and in full force and effect and (iv) copies of "good standing" certificates issued by the Secretary of State of the State of Delaware, certifying that each of the Company and the Master Servicer, as the case may be, is in good standing and has paid all taxes due to the State of Delaware, and including as annexes thereto the certificate of incorporation of the Company or the Master Servicer, as the case may be;

          (e) an officer's certificate of a Responsible Officer of the Company certifying that this Amendment shall not adversely affect in any material respect the interests of the Series 1994-1
Term Certificateholders;

          (f) an opinion of counsel of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company and the Master Servicer, opining as to (i) this Amendment being authorized pursuant to the Pooling Agreement and the Series 1994-1 Supplement and (ii) all conditions precedent to the execution, delivery and performance of this Amendment being satisfied in full;

          (g) written confirmation from each of Standard & Poor's Corporation and Moody's Investors Service Inc. stating that the execution and delivery of this Amendment will not result in a reduction or withdrawal of any current rating of the Term Certificates;

(h) written confirmation from CapMAC that it has received (1) an irrevocable Optional Termination Notice executed by the Company in accordance with Section 2.5(b)(i) of the Series 1994-1 Supplement declaring that the Revolving Period shall terminate on March 31, 1998 and (2) an amendment to the Surety Fee Letter (as defined in the Insurance Agreement) executed by the Company in form and substance satisfactory to CapMAC, as issuer;

(i)  evidence that the VFC Certificates (as defined in the Series
1997-1 Supplement, dated as of January 31, 1997, to the Pooling
Agreement) have been cancelled and the Commitments (as defined therein) terminated, with the consent of the Purchaser (as defined therein);

(j)  a pro forma Settlement Statement as of the Stella
Termination Date after giving effect to the transactions contemplated to occur on such date;

(k) a request from the Company under Section 2.5(a)(ii) of the Series 1994-1 Supplement to reduce the Invested Amount of the Term Certificates on the next Distribution Date to $50,000,000;
and

(l) the documents referred to in paragraph 4 of Amendment No. 4, dated as of December 5, 1997, to the Receivables Sales Agreement.

     5. Continuing Effect of the Pooling Agreement. Except as expressly amended, modified and supplemented hereby, the provisions of the Pooling Agreement and the Series 1994-1
Supplement are and shall remain in full force and effect.

     6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS INTERNAL OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

     7. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.


SPECIALTY FOODS FINANCE CORPORATION


By:
Name:
Title:


SPECIALTY FOODS CORPORATION, as Master Servicer


By:
Name:
Title:


THE CHASE MANHATTAN BANK, as Trustee


By:
Name:
Title:

Annex A

[FORM OF CONSENT]

Consent of Capital Markets Assurance Corporation


The Chase Manhattan Bank,
  as Trustee
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention: Structured Finance Services (ABS)

Dear Sirs:

   We refer to the Amendment, dated as of December 5, 1997 (the Amendment), to the Pooling Agreement, dated as of November 16, 1994, as amended (the Pooling Agreement), by and among Specialty Foods Finance Corporation, a Delaware corporation (the Company), Specialty Foods Corporation, a Delaware corporation, as master servicer (the Master Servicer), and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (in such capacity, the Trustee), and the Series 1994-1 Supplement. We hereby certify that we have been given or have duly waived adequate notice of the Amendment pursuant to Section 10.1 of the Pooling Agreement and Section 8.5 of the Series 1994-1 Supplement, dated as of November 16, 1994, to the Pooling Agreement by and among the Company, the Master Servicer and the Trustee.

   We hereby consent to the execution and delivery of the Amendment (substantially in the form attached hereto) by the Company, the Master Servicer and the Trustee on our behalf.

Sincerely,

CAPITAL MARKETS ASSURANCE CORPORATION


By:
Name:
Title:

Dated:  December ____, 1997

cc:  Specialty Foods Finance Corporation
     Specialty Foods Corporation